Exhibit 10.1

EXECUTION VERSION

STOCKHOLDERS AGREEMENT

This Stockholders Agreement (“Agreement”) is made and entered into as of the 2nd day of May, 2005, by and among Virtual Radiologic Consultants, Inc., a Delaware corporation (the “Company”), those holders of the shares of Common Stock of the Company and/or options and warrants convertible into or exercisable for such shares of Common Stock (collectively, the “Common Stock”) listed on Exhibit A attached hereto (the “Common Stockholders”), those transferees or other holders of shares of capital stock and/or options or warrants who have executed and delivered to the Company a Joinder Agreement substantially in the form of Exhibit C hereto, and the other parties listed on the signature page of this Agreement as investors (referred to in this Agreement collectively as “Investors” and each individually as an “Investor”) (the Investors and the Common Stockholders, collectively, the “Stockholders”).

RECITALS

A. The Investors have expressed an interest in acquiring from the Company shares of its Series A Cumulative Redeemable Convertible Preferred Stock (the “Series A Preferred Stock”), which are convertible into shares of Common Stock of the Company.

B. The Common Stockholders are (i) the legal or beneficial owners of all of the currently outstanding shares of Common Stock, (ii) the holders of certain of the Company’s issued options to acquire shares of Common Stock, and (iii) all those persons who will be purchasing shares of Common Stock from the Company simultaneously with the closing of the sale of the Series A Preferred Stock.

C. The Common Stockholders and the Company wish to provide a further inducement to the Investors to purchase the Company’s Series A Preferred Stock by offering them certain stockholder rights as set forth below.

AGREEMENT

In consideration of the mutual covenants and agreements hereinafter set forth, the parties to this Agreement agree as follows:

1. Restrictions on Transfer. Subject to the provisions of Sections 3 and 6 hereof, no Stockholder shall have the right or power to sell, transfer (with or without consideration), pledge, hypothecate or otherwise dispose of (such actions being collectively referred to in this Agreement as “Transfers”) any capital stock of the Company, or any interest therein, except:

(a) In the case of a Stockholder that is an individual, Transfers by death or inter vivos Transfers, with or without consideration, to any of the Stockholder’s family members or to any trust established for the benefit of a Stockholder or a member of that Stockholder’s family; provided, however, that the executor or administrator of the estate, in the case of death, or other transferee shall agree in a writing deposited with the Company prior to such Transfer to be bound by all of the terms of this Agreement as a

“Stockholder” hereunder and such transferee shall execute and deliver to the Company a Joinder Agreement substantially in the form of Exhibit C hereto.

(b) In the case of a Stockholder that is an entity, Transfers to its limited partners, general partners, stockholders, directors, officers or affiliates, provided, however, that such transferee shall agree in a writing deposited with the Company prior to such Transfer to be bound by all of the terms of this Agreement as a “Stockholder” hereunder and such transferee shall execute and deliver to the Company a Joinder Agreement substantially in the form of Exhibit C hereto.

(c) Transfers authorized by the provisions of Section 2 below.

(d) Transfers of shares of Common Stock held by Dr. Sean Casey and Eduard Michel (collectively, the “Founders”) to consultants and employees of Virtual Radiologic Professionals LLC (“VRP”), at a price per share equal to such share’s fair market value (as determined by the Board of Directors), in amount not to exceed $250,000 in any fiscal year and $1,000,000 in the aggregate, provided, however, that no Transfer pursuant to this Section 1(d) shall be made without the prior written consent of Generation Capital Partners II LP (“Generation”).

2. Rights of First Refusal.

(a) Each Stockholder agrees that if any Stockholder (a “Transferring Stockholder”) wishes to Transfer any or all of the capital stock then owned by such Transferring Stockholder, other than as provided through the right to sell securities provided by Section 3, then such Transferring Stockholder shall first give a written notice (the “Transfer Notice”) to the Company specifying the number of shares of capital stock such Transferring Stockholder wishes to Transfer (the “Transfer Securities”), containing an irrevocable offer (open to acceptance for a period of fifteen (15) days after the date such Transfer Notice is received) to sell the Transfer Securities to the Transfer Offerees (as defined below) at the price stated in the Transfer Notice (the “Transfer Price”), which price shall be equal to the price offered to such Stockholder by a bona fide third party offeror or in a letter of intent (the “Purchase Offer”), the identity of the offeror of which shall be contained in the Transfer Notice. If such bona fide third party offer is contained in a written proposal, a copy of such document will be provided with the Transfer Notice. In addition, the Transfer Notice will contain the Transferring Stockholder’s certification that the proposed transferee has been notified in writing of the rights of the Transfer Offerees under this Agreement. No Transfer to which this Section 2(a) is applicable shall be permitted unless the third party offer is for cash.

(b) The Company shall have the right to purchase all or a portion of the Transfer Securities; provided, however, that the Company must determine the number of Transfer Securities it will purchase within ten (10) days after its receipt of the Transfer Notice. Within ten (10) days after its receipt of the Transfer Notice, the Company shall deliver a copy of the Transfer Notice and a written statement of the number of Transfer Securities it has elected not to purchase (if any) (the “Remaining Transfer Securities”) to each of the Major Stockholders listed on Exhibit B hereto (the “Major Stockholders” and together with the Company, the “Transfer Offerees”). Any Major Stockholder who wishes to purchase any Remaining Transfer Securities shall provide the Company with written notice specifying the number of Remaining Transfer Securities (up to such Major Stockholder’s Pro Rata Share, as defined below) which such Major Stockholder desires to accept within five (5) days of the delivery of the Transfer Notice by the Company, and may, at the Major Stockholder’s option, indicate the maximum number of Remaining Transfer Securities such Major Stockholder irrevocably commits to purchase in excess of such Major Stockholder’s Pro Rata Share (the “Excess Amount”). If one or more Major Stockholders decline to participate in such purchase or elect to purchase less than such Major Stockholder’s Pro Rata Share, then the Remaining Transfer Securities shall automatically be deemed to be accepted by the Major Stockholders who specified an Excess Amount in their respective notice of acceptance, allocated among such Major Stockholders (with rounding to avoid fractional shares) in proportion to their respective Pro Rata Share but in no event shall an amount greater than a Major Stockholder’s Excess Amount be allocated to such Major Stockholder. Any excess Remaining Transfer Securities shall be allocated among the remaining Major Stockholders whose specified Excess Amount has not been satisfied (with rounding to avoid fractional shares) in proportion to each Major Stockholder’s respective Pro Rata Share, and such procedure shall be employed until the entire Excess Amount of each Major Stockholder has been satisfied or all Remaining Transfer Securities have been allocated. The Company shall have the right but not the obligation to purchase any Remaining Transfer Securities remaining thereafter. “Pro Rata Share” shall mean the percentage of Remaining Transfer Securities being offered to the Major Stockholders that each Major Stockholder shall be entitled to purchase, if any. Such percentage shall be determined by dividing the number of shares of Common Stock (on an as-converted basis, but excluding any shares of Common Stock issuable to a Major Stockholder upon the exercise of outstanding options or warrants to purchase Common Stock) held by such Major Stockholder by the aggregate number of all shares of Common Stock (on an as-converted basis, but excluding any shares of Common Stock issuable to a Major Stockholder upon the exercise of outstanding options or warrants to purchase Common Stock) held by the Major Stockholders entitled to participate in the purchase of the Remaining Transfer Securities. A Major Stockholder’s failure to give timely written notice regarding its election to purchase any Remaining Transfer Securities under this section will be deemed an election by such Major Stockholder not to purchase any Remaining Transfer Securities.

(c) If the offer to purchase Transfer Securities is accepted by any Transfer Offerees, the Company, on behalf of all purchasing Transfer Offerees, shall provide the Transferring Stockholder with written notice of such acceptance specifying the number of the Transfer Securities as to which each Transfer Offeree is accepting the offer (a “Notice of Acceptance”) within fifteen (15) days after the Transfer Notice is received.

(d) The closing of the purchase by the Transfer Offerees of the Transfer Securities pursuant to this Section 2 shall take place at the principal offices of the Company, or any other location as the parties may agree, no later than the fifth (5th) day after the Notice of Acceptance is given. At such closing, each of the Transfer Offerees who has elected to purchase Transfer Securities shall deliver payment in immediately available funds in the appropriate amount to the Transferring Stockholder against delivery of certificates duly endorsed for transfer representing the Transfer Securities to be purchased. The Transfer Securities shall be delivered free and clear of all liens and encumbrances other than those imposed by this Agreement and applicable federal and state securities laws.

(e) If any Transfer Securities allocated to a Transfer Offeree are not purchased by such Transfer Offeree (the “Transfer Default Securities”), such Transfer Default Securities may be purchased by the Company. Nothing contained herein shall prejudice any person’s right to maintain any cause of action or pursue any other remedies available to it as a result of such default.

(f) If, at the end of the fifteenth (15th) day after the Transfer Notice is received, the Company has not delivered an effective Notice of Acceptance of the offer contained in such Transfer Notice, or if it has delivered a Notice of Acceptance covering less than all of the Transfer Securities, then the Transferring Stockholder shall have sixty (60) days in which to Transfer any or all of the Transfer Securities not accepted for purchase by the Transfer Offerees, at a price not lower than the Transfer Price and on terms no more favorable to the transferee than those contained in the Transfer Notice, to the third party offeror referred to in Section 2(b) hereof; provided, however, that such third party offeror shall execute and deliver to the Company a Joinder Agreement substantially in the form of Exhibit C hereto as a “Stockholder” hereunder. Promptly after any Transfer pursuant to this Section 2, the Transferring Stockholder shall notify the Company of the consummation thereof and shall furnish such evidence of the completion and time of completion of such Transfer and of the terms thereof as the Company may request. If, at the end of such sixty (60) day period, the Transferring Stockholder has not completed the Transfer of all of the Transfer Securities, the Transferring Stockholder shall no longer be permitted to Transfer such Securities pursuant to this Section 2(f) without again complying with this Section 2 in its entirety. If the Transferring Stockholder determines at any time within such sixty (60) day period that the Transfer of all or any part of such Transfer Securities at a price not lower than the Transfer Price and on terms no more favorable to the transferee than those contained in the Transfer Notice is impractical, such Transferring Stockholder may terminate all attempts to Transfer such Transfer Securities and recommence the procedures of this Section 2 in their entirety without waiting for the expiration of such sixty (60) day period by delivering written notice of such decision to the Company.

3. Co-Sale Rights.

(a) Sales By The Stockholders.

(i) Participation Right. Upon receipt of a Transfer Notice pursuant to Section 2(b) hereof, each of the Major Stockholders shall also have the right, exercisable upon written notice to the Transferring Stockholder within ten (10) days after receipt of the Transfer Notice, to participate in the Transferring Stockholder’s sale of capital stock pursuant to the specified terms and conditions of such Purchase Offer. To the extent one or more of the Major Stockholders exercises such right of participation in accordance with the terms and conditions set forth below, the number of shares of capital stock which the Transferring Stockholder may sell pursuant to such Purchase Offer shall be correspondingly reduced such that the aggregate number of shares covered by the Purchase Offer remains constant. The right of participation of each of the Major Stockholders shall be subject to the following terms and conditions:

(A) Each of the Major Stockholders may sell all or any part of that number of shares of the Company equal to the product obtained by multiplying (i) the aggregate number of shares of Common Stock (including any Common Stock issuable upon conversion of Series A Preferred Stock) covered by the Purchase Offer by (ii) a fraction the numerator of which is the sum of the number of shares of Common Stock (on an as-converted basis, but excluding any shares of Common Stock issuable to the Major Stockholder upon the exercise of outstanding options or warrants to purchase Common Stock) owned by the Major Stockholder (collectively, the “Major Stockholder Stock”) and the denominator of which is the sum of (a) the number of shares of Major Stockholder Stock of the Company at the time owned by the Major Stockholder plus (b) the number of shares of Common Stock of the Company owned by the Transferring Stockholder (on an as-converted basis, but excluding any shares of Common Stock issuable to a Major Stockholder upon the exercise of outstanding options or warrants to purchase Common Stock) plus (c) the number of shares of Common Stock (on an as-converted basis, but excluding any shares of Common Stock issuable to a Major Stockholder upon the exercise of outstanding options or warrants to purchase Common Stock) at that time owned by all other Major Stockholders participating in the right of participation set forth in this Section 3.

(B) A Major Stockholder with one or more affiliated funds may apportion the number of shares such funds are entitled to sell pursuant to Section 3(a)(i)(A) above, among such funds in any manner the Major Stockholder may choose.

(C) Each of the Major Stockholders may effect its participation in the sale by delivering to the Transferring Stockholder for transfer to the purchase offeror one or more certificates, properly endorsed for transfer, which represent:

(i) the number of shares of Common Stock which the Major Stockholder elects to sell pursuant to this Section 3(a)(i); or

(ii) that number of shares of Series A Preferred Stock which is at such time convertible into the number of shares of Common Stock which the Major Stockholder elects to sell pursuant to this Section 3(a)(i);

provided, however, that if the purchase offeror objects to the delivery of the Series A Preferred Stock in lieu of Common Stock, the participating Major Stockholder or Major Stockholders may convert and deliver Common Stock as provided in this Section 3(a)(i)(C) above. If so requested by the purchase offeror, such participating Major Stockholder or Major Stockholders shall execute a purchase agreement, on terms reasonably satisfactory to such Major Stockholder or Major Stockholders, provided, however, that in no event shall the liability to such Major Stockholder under any such purchase agreement be in excess of the proceeds received by such Major Stockholder in such sale.

(ii) Transfer of Major Stockholder Stock. The stock certificates which the Major Stockholders deliver to the Transferring Stockholder pursuant to Section 3(a)(i) shall be transferred by the Transferring Stockholder to the purchase offerer’s favor in consummation of the sale of the Major Stockholder Stock pursuant to the terms and conditions specified in the Transfer Notice, and the Transferring Stockholder shall promptly thereafter remit (or cause the purchase offeror to remit) to each Major Stockholder that portion of the sale proceeds to which the Major Stockholder is entitled by reason of its participation in such sale.

(iii) Subsequent Sales. The exercise or non-exercise of the rights of the Major Stockholders hereunder to participate in one or more sales of capital stock made by the Transferring Stockholder shall not adversely affect their rights to participate in subsequent capital stock sales by the Transferring Stockholder.

(iv) Pledge of Shares. The participation rights of the Major Stockholders shall not pertain or apply to any pledge of capital stock made by the Transferring Stockholder which creates a mere security interest, provided the pledgee shall furnish the Major Stockholders with a written agreement to be bound by and comply with all provisions of this Agreement applicable to the Transferring Stockholder.

4. Prohibited Transfers.

(a) Put and Call Rights. In the event any Transferring Stockholder should sell any capital stock of the Company in contravention of the rights of the Major Stockholders set forth in Sections 2 and 3 hereof (a “Prohibited Transfer”), the Major Stockholders shall have the put and call options provided in Sections 4(b), (c) and (d) below, and the third party purchaser or purchasers of the Transferring Stockholder’s capital stock (the “Contingent Purchaser”) and the Transferring Stockholder shall be bound by the applicable provisions of such put and call options.

(b) Repurchase Right. The Major Stockholders shall have the right, exercisable by each of them in proportion to their respective ownership of the Company, at the time of a Prohibited Transfer (as determined in accordance with this Section (b)), to repurchase from the Contingent Purchaser any or all of the capital stock sold to such person by the Transferring Stockholder in contravention of the participation rights of the Major Stockholders under this Agreement. Such option shall be exercisable in accordance with the following provisions:

(i) The option price per share shall be equal to the purchase price per share which the Contingent Purchaser paid to the Transferring Stockholder for the acquisition of such shares.

(ii) Within ten (10) days after the Company first receives actual notice of the Transferring Stockholder’s sale in contravention of the Major Stockholder’s participation rights under this Agreement, the Company shall notify each of the Major Stockholders in writing of such sale (a “Contravention Notice”). The option shall be exercisable by written notice of exercise delivered to the Contingent Purchaser within twenty (20) days after receipt by the Major Stockholders of the Contravention Notice. The notice of exercise to the Contingent Purchaser shall specify the number of shares for which the option is being exercised, and payment of the option price for such shares shall be made to the Contingent Purchaser within thirty (30) days after delivery of such notice of exercise.

(iii) To the extent one of the Major Stockholders elects not to repurchase the full number of shares covered by its option under this Section 4(b), the number of shares subject to the Section 4(b) option of the other Major Stockholders shall be correspondingly increased on a pro rata basis.

(iv) Upon payment of the option price, the Contingent Purchaser shall deliver to each Major Stockholder exercising the Section 4(b) option one or more certificates, properly endorsed for transfer, representing the number of shares of capital stock for which the Major Stockholder has exercised such option.

(v) Any shares of capital stock sold to the Contingent Purchaser by the Transferring Stockholder which are not repurchased by the Major Stockholders pursuant to their Section 4(b) option, shall upon the expiration of the option period cease to be subject to Section 4(b) of this Agreement but shall continue to be subject to the other provisions of this Agreement as if the Transfer has been made pursuant to this Agreement and the transferee had executed and delivered to the Company a Joinder Agreement substantially in the form of Exhibit C hereto.

(c) Resale Rights. In the event one or more of the Major Stockholders exercises its Section 4(b) option to repurchase capital stock sold by the Transferring Stockholder in a Prohibited Transfer, the Major Stockholders exercising such option shall have the additional option under this Section 4(c) to resell the repurchased shares to the Transferring Stockholder upon the following terms and conditions:

(i) The price per share at which the repurchased shares are to be resold to the Transferring Stockholder shall be equal to the option price per share paid by the Major Stockholder upon the exercise of the Section 4(b) option.

(ii) A Major Stockholder exercising the Section 4(c) resale right shall deliver to the Transferring Stockholder, within thirty (30) days after the repurchase of the shares is effected under Section 4(b), the certificate or certificates representing the repurchased shares, each certificate to be properly endorsed for transfer.

(iii) The Transferring Stockholder shall, upon receipt of the certificates for the repurchased shares, pay the aggregate Section 4(c) purchase price thereof or, by wire transfer or certified check made payable to the order of each Major Stockholder exercising the Section 4(c) resale option, and shall reimburse each Major Stockholder for any additional expenses, including legal fees and expenses, incurred in effecting such purchase and resale.

(d) Option to Sell. In the event of a Prohibited Transfer, and in the event that the Major Stockholders do not elect to exercise their right to repurchase such shares from the Contingent Purchaser as provided in Section 4(b) or, having exercised such right, the transactions contemplated by Sections 4(b) and 4(c) are unable to be completed, the Major Stockholders shall have the option to sell to the Transferring Stockholder a number of shares of Common Stock of the Company (either directly or through delivery of Series A Preferred Stock) equal to the number of shares sold by the Transferring Stockholder in contravention of such rights on the following terms and conditions:

(i) The price per share at which the shares are to be sold to the Transferring Stockholder shall be equal to the price per share paid by the Contingent Purchaser to the Transferring Stockholder.

(ii) In order to exercise their resale rights contained in this Section 4(d), within ninety (90) days after receipt of the Contravention Notice, a Major Stockholder shall deliver to the Transferring Stockholder the certificate or certificates representing shares to be sold, each certificate to be properly endorsed for transfer.

(iii) The Transferring Stockholder shall, upon receipt of the certificates for the shares being sold pursuant to this Section 4(d), pay the aggregate Section 4(d) purchase price therefor, by wire transfer or certified check made payable to the order of each Major Stockholder exercising the Section 4(d) option, and shall reimburse each Major Stockholder for any additional expenses, including legal fees and expenses, incurred in effecting such purchase and resale.

5. Legended Certificates.

(a) Legend. Each certificate representing shares of the Equity Securities (as defined below) of the Company now or hereafter owned by any Stockholder shall be endorsed with the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND TO THE TERMS OF AN IRREVOCABLE

PROXY PURSUANT TO A STOCKHOLDERS’ AGREEMENT AMONG THE ISSUER AND CERTAIN HOLDERS OF THE ISSUER’S SECURITIES. NO TRANSFER OF THESE SECURITIES WILL BE VALID UNLESS THE CONDITIONS TO TRANSFER CONTAINED IN THE STOCKHOLDERS’ AGREEMENT HAVE BEEN SATISFIED. ALL TRANSFEREES OF THESE SECURITIES WILL TAKE THEM SUBJECT TO THE TERMS AND CONDITIONS OF THE STOCKHOLDERS’ AGREEMENT, INCLUDING THE RESTRICTIONS ON TRANSFER AND THE IRREVOCABLE PROXY CONTAINED THEREIN. A COPY OF THE STOCKHOLDERS’ AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY.”

(b) Removal of Legend. The Section 5(a) legend shall be removed upon termination of this Agreement in accordance with the provisions of Section 9.

6. Come-Along Rights. Each Stockholder agrees that, in the event that the Board of Directors, with the approval of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, approves a sale of the Company, whether by merger, reorganization, or sale of all or substantially all of the Company’s assets or business, or otherwise, then the Company shall have the right to require the participation by each Stockholder in such transfer, and each Stockholder shall vote their shares in favor of such sale and cooperate in connection therewith to facilitate such sale, provided, however, that the foregoing rights shall not be exercisable during any period during which the Designated Directors elected pursuant to Section 7(b) are in office.

7. Board of Directors; Governance.

(a) Election of Directors Generally. Each Stockholder shall from time to time take such action, in such Stockholders’ capacity as a direct or indirect stockholder of the Company, including the voting or causing to be voted all voting securities owned or controlled by such Stockholder, as may be necessary to cause the Company to be managed at all times by a Board of Directors composed, subject to the remainder of this Section 7, of six (6) directors, as follows:

(i) For so long as the Investors hold shares of Series A Preferred Stock, the Investors, acting as a separate class, will have the right to nominate and elect two (2) directors and their replacements (the “Series A Directors”). The initial Series A Directors will be Mark E. Jennings and Robert M. Pflieger. The Series A Directors (and any successors thereto) may not be removed without the approval of the Investors, acting as a separate class, and any vacancy created by a Series A Director (or a successor) ceasing to be a director, for any reason, will be filled only by a replacement approved by the Investors;

(ii) The holders of a majority of the Common Stock (acting together as a single class) will have the right to nominate and elect three (3) directors and their replacements (the “Common Directors”), provided, however, that one of the three Common Directors shall be the then-current chief executive officer of the Company. The initial Common Directors will be Eduard Michel, Domingo R. Gallardo and Sean O. Casey. The Common Directors (and any successors thereto) may not be removed without the approval of at least a majority of the Common Stock (acting together as a single class) and any vacancy created by a Common Director (or a successor) ceasing to be a director, for any reason, will be filled only by a replacement approved by the same requisite vote of holders of Common Stock; and

(iii) The remaining one (1) director and his or her replacement shall be nominated by the mutual agreement of at least one Series A Director and a majority of the Common Directors and shall be elected by the holders of a majority of the Common Stock and the Series A Preferred Stock (acting together as a single class on an as if converted basis) (the “Independent Director”). The Independent Director (and any successor thereto) may not be removed without the approval of the Stockholders that would be entitled to elect that director’s replacement. Any nominee to fill any vacancy created by the Independent Director (or a successor) ceasing to be a director for any reason will be a nominee approved by the mutual agreement of at least one Series A Director and a majority of the Common Directors. The parties agree that the Board of Directors shall have the power to to fill the initially vacant directorship with respect to the Independent Director with a nominee designated as provided in the preceding sentence without any further action by the stockholders of the Company.

(b) Voting Agreement Relating to a Restructuring Default. If the Company fails to implement the Committee Plan (as defined in the Purchase Agreement) within ninety (90) days of its adoption then, upon written notice from the holders of a majority of the shares of Series A Preferred Stock then outstanding, the Company shall promptly set a record date for and hold a meeting of the Stockholders of the Company for the purpose of electing the Board of Directors of the Company and each of the Common Stockholders shall grant to each of Mark Jennings and Rob Pflieger a proxy (“Proxy”) coupled with an interest and with power of substitution authorizing each and either of them to vote all shares of capital stock of the Company then owned by such Common Stockholder to remove two (or such greater number of directors as may be necessary in order to implement the provisions of this Section 7(b)) Common Directors (provided, that the remaining Common Director, if any, shall be Dr. Sean Casey if Dr. Casey is a director at such time) and elect as Common Directors two individuals (or such greater number of individuals such that, together with the Series A Directors, such individuals will constitute a majority of the Board of Directors) (the “Designated Directors”) designated by Generation. The Designated Directors shall be elected for the purpose of implementing the Committee Plan, and the Board of Directors shall thereupon proceed to implement the Committee Plan as promptly as practicable. Upon the earlier of (i) implementation of the Committee Plan or (ii) expiration of one year following election of the Designated Directors, the Proxy shall lapse, the Company shall promptly set a record date for and hold a meeting of the Stockholders of the Company for the purpose of electing the Board of Directors of the Company and the Common Stockholders shall be entitled to remove the Common Directors elected as provided above and elect their replacements (or leave such directorships vacant if they so desire). Subject to termination as provided in Section 9(a), the provisions of this Section 7(b) shall remain in effect until such time as the Company completes a Restructuring (as defined in the Purchase Agreement).

(c) Expenses. The Company shall pay the reasonable out-of-pocket expenses incurred by each member of the Board of Directors designated pursuant to Section 6(a) in connection with attending the meetings of the Board and any committees thereof.

(d) Covenant to Vote. Each of the Stockholders agrees to vote or cause to be voted, in person or by proxy, all of the securities of the Company owned or controlled by such Stockholder entitled to vote at any annual or special meeting of the stockholders of the Company called for the purpose of voting on the election of directors, or to execute a written consent in lieu thereof, in favor of the election of the directors nominated in accordance with Section 7(a) and 7(b).

(e) Vacancies. In the case of any vacancy (other than a vacancy caused by removal) relating to any Series A Director or any Common Director, the remaining Series A Director or Common Directors, as the case may be, may appoint a successor or successors to hold office for the unexpired term of the director or directors whose place or places shall be vacant. Each of the Stockholders will use its best efforts to cause the directors designated by such Stockholders to comply with the provisions of this Section. If the Board does not fill any vacancy on the Board or fills it in a manner contrary to the terms of this Agreement, each of the Stockholders will use its best efforts to cause the Company to either promptly hold a special meeting of stockholders or to execute a written consent in lieu thereof, and each of the Stockholders will vote or cause to be voted all of the securities owned or controlled by such Stockholder and entitled to vote at such meeting, in person or by proxy, or pursuant to such written consent of stockholders, in favor of the removal of any such person elected contrary to the terms of this Agreement and in favor of the person or persons designated in accordance with Section 7(a) to fill such vacancy.

(f) No Inconsistent Agreements. Each Stockholder represents that such Stockholder has not granted and is not a party to any proxy, voting trust or other agreement that is inconsistent with or conflicts with the provisions of this Agreement, and no Stockholder will grant any proxy or become party to any voting trust or other agreement that is inconsistent with or conflicts with the provisions of this Agreement.

(g) Board of Directors of Subsidiaries. The rights to designate directors provided in Section 7(a) shall also apply, proportionally, to any board of directors of any subsidiary of the Company, except as determined otherwise by the Board on a unanimous basis.

(h) Sarbanes-Oxley Act Board Requirements. The Stockholders and the Company shall reasonably cooperate to comply with any provisions of the Sarbanes-Oxley Act of 2002, as amended, relating to the composition of the Board of Directors at such time as such provisions are applicable to the Company.

(i) Conditional Irrevocable Proxy and Power of Attorney. To secure each Stockholder’s obligation to vote his, her or its shares of capital stock of the Company in accordance with the provisions of Sections 6 and 7(d), each Stockholder, on behalf of himself, herself or itself and any person to whom he, she or it transfers any shares of capital stock, hereby appoints each of Generation Partners and Dr. Sean Casey as his, her or its proxy and attorney-in-fact, with full power of substitution and resubstitition, to vote all of such Stockholder’s shares of capital stock of the Company for the matters set forth in Sections 6 and 7(d) and to execute and deliver any and all documents as may be reasonably required in connection therewith, if and only if such Stockholder fails to comply with such provisions. The proxy and power of attorney granted pursuant to this Section 7(i) are coupled with an interest and are given to secure the performance of such Stockholder’s agreements under this Agreement. Such proxy and such power of attorney are irrevocable for the term of this Agreement and will survive the death, incompetency or disability of any individual holder of capital stock of the Company subject to this Agreement and the merger or dissolution of any holder of capital stock of the Company subject to this Agreement that is a corporation, partnership, limited liability company or similar entity. Except as set forth in Sections 6 and 7(d), each Stockholder will retain at all times the right to vote its shares of capital stock of the Company, in his, her or its sole discretion, on all matters which are, at any time and from time to time, presented for a vote to the stockholders of the Company.

8. Preemptive Rights

(a) If the Company determines to issue any additional shares of its capital stock, or warrants, options, rights or other securities convertible into its capital stock (collectively the “Equity Securities”), from and after the date of this Agreement, the Company shall first give each of the Major Stockholders the right to purchase such Equity Securities by delivering to them a written offer which shall state the price and other terms and conditions of the proposed issuance. If the Company proposes to issue the Equity Securities for consideration other than solely cash and/or promissory notes, the offer to the Major Stockholders shall, to the extent of such consideration, permit such Major Stockholders to pay in lieu thereof, cash equal to the fair market value of such consideration, and the offer shall state the Company’s estimate of such fair market value. The Board of Directors shall fix the period of the offer which shall be a minimum of 30 days but in no event more than 90 days to determine the fair market value of the consideration referred to in the preceding sentence. Each Major Stockholder shall have the right to assign any of the rights such Major Stockholder may have to purchase Equity Securities under this Section 8(a) to any person affiliated with such holder provided such person is an “accredited investor” under Regulation D promulgated by the Securities and Exchange Commission. For purposes of the foregoing sentence, the term “affiliated” shall have the meaning assigned to it under Rule 405 under the Securities Act.

(b) A Major Stockholder may accept an offer only by giving written notice to the Company before the offer expires that the Major Stockholder has accepted the offer to purchase some or all of the securities offered (the “Accepted Securities”); provided, however, that the maximum number or amount of securities a Major Stockholder shall be entitled to purchase shall be equal to that number or amount of securities to be issued multiplied by a fraction, the numerator of which shall be the aggregate number of shares of Common Stock (computed by assuming the conversion into Common Stock of all convertible preferred stock then outstanding, but excluding any shares of Common Stock issuable upon the exercise of outstanding options or warrants to purchase Common Stock) owned by the Major Stockholder and the denominator of which shall be the aggregate number of shares of Common Stock outstanding (computed by assuming the conversion into Common Stock of all convertible preferred stock then outstanding, but excluding any shares of Common Stock issuable upon the exercise of outstanding options or warrants to purchase Common Stock).

Notwithstanding the foregoing, any such Major Stockholder may, at the time it accepts the offer, subscribe to purchase any or all securities offered (“Oversubscription Securities”) which may be available as a result of the rejection, or partial rejection, of the offer by other Major Stockholder. Promptly following the expiration of the offer, the Company shall allocate the securities subscribed for among the Major Stockholders accepting or partially accepting the offer (the “Subscribing Holders”), pro rata, based upon their respective holdings as aforesaid, and shall by written notice (the “Acceptance Notice”) advise all Subscribing Holders of the number or amount of securities allocated to each of the Subscribing Holders. Within 10 days following receipt of the Acceptance Notice, each of the Subscribing Holders shall deliver to the Company payment in full for the Accepted Securities purchased by it against delivery by the Company by each Subscribing Holder of a certificate or certificates evidencing the Accepted Securities purchased by it. To the extent the offer is not subscribed in full by Major Stockholders, the Company may, for a period of 90 days thereafter, issue and sell the unaccepted securities, or any of them, at the same price, and upon the other terms and conditions specified in such offer, to any person or persons.

(c) Notwithstanding the provisions of this Section 8, the Company shall not be required to first offer the Equity Securities to the Major Stockholders if: (i) the issuance is pursuant to the conversion of any shares of the Preferred Stock; (ii) the issuance is pursuant to the exercise of any currently outstanding options or warrants, provided the total of all such shares does not exceed 3,162,303 (as adjusted for any stock split, stock dividend, recapitalization, reorganization, merger or consolidation); (iii) the Company proposes to issue nontransferable options to purchase Common Stock to its officers, directors, employees or consultants, or to the employees or consultants of VRP, pursuant to employment or compensation plans or other arrangements approved by the Company’s Board of Directors, provided the total of all such shares does not exceed 910,230 shares (as adjusted for any stock split, stock dividend, recapitalization, reorganization, merger or consolidation); (iv) the issuance is pursuant to the Company’s 2005 Stock Purchase Plan (the “2005 Stock Purchase Plan”), provided the total of all such shares under this Section 8(c)(iv) does not exceed 483,341; (v) the issuance is in connection with the acquisition of more than fifty (50%) percent of the voting securities of another entity or of all or substantially all of the assets of another entity; or (vi) the issuance is pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended, at an offering price (prior to underwriting commissions and expenses)

of not less than $13,125 per share (as adjusted for any stock split, stock dividend, recapitalization, reorganization, merger or consolidation) and the aggregate proceeds to the Company of which exceed $40,000,000 (a “Qualified Public Offering”).

(d) Notwithstanding the other provisions of this Section 8, in the event the Company issues any Equity Securities pursuant to the 2005 Stock Purchase Plan (other than as set forth in Section 8(c)(iv) above), no Major Stockholder shall be entitled to exercise any pre-emptive rights with respect thereto, provided, that immediately following such issuance, the Major Stockholders shall be entitled to purchase from the Company, at the same price per share as those Equity Securities issued under the 2005 Stock Purchase Plan, that number of shares of Equity Securities of the same class and series as issued under the 2005 Stock Purchase Plan that, when added to the number of shares issued to the participants in the 2005 Stock Purchase Plan, result in the Major Stockholders owning the same percentage of shares as the Major Stockholders owned of the Company immediately prior to such issuance. The Equity Securities to be offered pursuant to this Section 8(d) shall be offered by the Company to the Major Stockholders on the same terms and conditions as set forth in the Section 8(a) and 8(b) hereof.

9. Miscellaneous Provisions.

(a) Termination of Rights. The rights and obligations of the Stockholders under this Agreement (except those obligations of the Stockholders set forth in Section 9(1)) shall terminate upon the occurrence of any one of the following events:

(i) the liquidation, dissolution or indefinite cessation of the business operations of the Company;

(ii) the execution by the Company of a general assignment for the benefit of creditors or the appointment of a receiver or trustee to take possession of the property and assets of the Company; or

(iii) the consummation of a Qualified Public Offering.

(b) Notices. All notices, demands or other communications hereunder shall be in writing and shall be deemed given when delivered personally, mailed by certified mail, return receipt requested, sent by overnight courier service or telecopied, telegraphed or telexed (transmission confirmed), or otherwise actually delivered:

(i) if to the Investors, at the address and number set forth in the Purchase Agreement of even date herewith by and between the Company and the Investor, marked for attention as therein indicated;

(ii) if to the Company, at 5995 Opus Parkway, Suite 200, Minneapolis, MN 55343, Attn: Chief Executive Officer, with a copy to the General Counsel, or at such other address as may have been furnished by the Company in writing to the other parties.

(iii) if to any Stockholder, at the address and numbers set forth in Exhibit A hereto;

or at such other address and numbers as may have been furnished by such person in writing to the other parties.

(c) Severability and Governing Law. Should any Section or any part of a Section within this Agreement be rendered void, invalid or unenforceable by any court of law for any reason, such invalidity or unenforceability shall not void or render invalid or unenforceable any other Section or part of a Section in this Agreement. This Agreement is made and entered into in the State of Delaware and the laws of said state shall govern the validity and interpretation hereof and the performance by the parties hereto of their respective duties and obligations hereunder without regard to its principles of conflicts of laws.

(d) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(e) Captions and Section Headings. Section titles or captions contained in this Agreement are inserted as a matter of convenience and for reference purposes only, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

(f) Singular and Plural. Etc. Whenever the singular number is used herein and where required by the context, the same shall include the plural, and the neuter gender shall include the masculine and feminine genders.

(g) Costs and Attorneys’ Fees. In the event that any action, suit, or other proceeding is instituted concerning or arising out of this Agreement, the prevailing party shall recover all of such party’s costs, and attorneys’ fees incurred in each and every such action, suit, or other proceeding, including any and all appeals or petitions therefrom. As used herein, “attorneys’ fees” shall mean the full and actual costs of any legal services actually rendered in connection with the matters involved, calculated on the basis of the usual fee charged by the attorneys performing such services.

(h) Amendments and Waivers. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally or in writing, except that any term of this Agreement may be amended and the observance of any such term may be waived (either generally or in a particular instance and either retroactively or prospectively) with (but only with) the written consent of each of (i) the Company, (ii) Stockholders holding a majority of the shares of Common Stock then held by the Stockholders, and (iii) Stockholders holding a majority of the shares of Series A Preferred Stock then held by the Stockholders; provided, however, that no such amendment or waiver shall affect the provisions of this Section 9(h) and no such waiver shall extend to or affect any obligation not expressly waived or impair any right consequent therein, provided, further, however, that with respect to rights under Section 2, 3, 4 and 8, (x) Stockholders holding a majority of the shares of Common Stock then held by the Stockholders, acting separately as a class, may in any instance waive the application of such rights to the holders of Common Stock, (y) Stockholders holding a majority of the shares of Series A Preferred Stock then held by the Stockholders, acting separately as a class, may in any instance waive the application of such rights to the holders of Series A Preferred Stock and (z) any party may waive any of its rights without the written consent of any other party.

(i) Successors and Assigns. All rights, covenants and agreements of the parties contained in this Agreement shall, except as otherwise provided herein, be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

(j) Entire Agreement. This Agreement contains the entire understanding of the parties and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof unless expressly referred to herein. This Agreement supercedes that certain Cross Purchase Agreement, dated October 24, 2003, by and among the Company, Dr. Sean Casey, Eduard Michel, David Hunter and Gary Weiss.

(k) Remedies. The parties agree that money damages may not be an adequate remedy for any breach of the provisions of this Agreement. If any party brings any action or proceeding to enforce the provisions of this Agreement, any party against whom such action or proceeding is brought waives the claim or defense that an adequate remedy at law exists and such party will not urge in any such action or proceeding the claim or defense that such remedy at law exists. The parties further agree that an injured party will, at its option, have the right to an injunction from a court of competent jurisdiction restraining further violation of this Agreement or any provision of this Agreement or affirmatively compelling any violating party to carry out its obligations hereunder without necessity of posting bond or proving damages. The rights granted in this Section 9(k) shall be cumulative and not exclusive, and shall be in addition to any and all other rights which the parties hereto may have hereunder, at law or in equity.

(l) Holdback. If the Company files a registration statement in connection with an underwritten public offering, upon the request of the managing underwriter, no Stockholder shall effect any sale or distribution of any shares (except pursuant to such registration statement) of the capital stock of the Company, whether now owned or hereafter acquired, during a reasonable and customary period of time, as determined by the Board of Directors upon the advice of the underwriters, not to exceed 180 days, following the effective date of a registration statement filed under the Securities Act in connection with the initial public offering of the Company, provided that all holders of one percent (1%) or more of the Company’s outstanding Series A Preferred Stock (on an as-converted basis) and Common Stock, and all officers, directors and key employees of the Company, to the extent that they hold Common Stock or Series A Preferred Stock, enter into similar agreements providing for similar restrictions on sales. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Series A Preferred Stock or Common Stock of each Stockholder until the end of such reasonable and customary period.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year indicated above.

COMPANY:

VIRTUAL RADIOLOGIC CONSULTANTS, INC.

/s/ Sean O. Casey
Name: Sean O. Casey, M.D.
Title: President and Chief Executive Officer

STOCKHOLDERS AGREEMENT

VIRTUAL RADIOLOGIC CONSULTANTS, INC.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year indicated above.

INVESTORS:

GENERATION CAPITAL PARTNERS II LP

By: Generation Partners II LLC, its General Partner

By:	/s/ Mark E. Jennings
Name: Mark E. Jennings
Title: Managing Member

GENERATION MEMBERS’ FUND II LP

By: Generation Partners II LLC, its General Partner

By:	/s/ Mark E. Jennings
Name: Mark E. Jennings
Title: Managing Member

STOCKHOLDERS AGREEMENT

VIRTUAL RADIOLOGIC CONSULTANTS, INC.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year indicated above.

INVESTORS:

MACH II LIMITED PARTNERSHIP

By:	Mach Capital L.P., its general partner

	By:	Aureus Capital Partners Ltd., its general partner

		By:	/s/ Andrew Ian Wignall
Name: Andrew Ian Wignall
Title: Director

MACH CAPITAL L.P.

By:	Aureos Capital Partners Ltd., its general partner

	By:	/s/ Andrew Ian Wignall
Name: Andrew Ian Wignall
Title: Director

STOCKHOLDERS AGREEMENT

VIRTUAL RADIOLOGIC CONSULTANTS, INC.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year indicated above.

INVESTORS:

FUJIFILM Medical Systems USA, Inc.

By:	/s/ Clayton Larsen
Name: Clayton Larsen
Title: Vice President, Marketing and Network Development

STOCKHOLDERS AGREEMENT

VIRTUAL RADIOLOGIC CONSULTANTS, INC.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year indicated above.

INVESTORS:

Kelly J. Martin

/s/ Kelly J. Martin

Richard P. Conklin

/s/ Richard P. Conklin

STOCKHOLDERS AGREEMENT

VIRTUAL RADIOLOGIC CONSULTANTS, INC.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year indicated above.

COMMON STOCKHOLDERS:

Brent Backhaus

/s/ Brent Backhaus

Sean O. Casey, M.D.

/s/ Sean O. Casey

David L. Hunter

/s/ David L. Hunter

Eduard Michel

/s/ Eduard Michel

Gary Weiss

/s/ Gary Weiss

Kirk M. Brown or Sally de Zwaan, Trustees for the Brown de Zwaan Investment Trust

By:	/s/ Kirk M. Brown
	Name:	Kirk M. Brown
Title:

Ranie W. Pendarvis, Trustee for the Ranie W. Pendarvis Revocable Trust

By:	/s/ Ranie W. Pendarvis,Trustee for the Ranie W. Pendarvis Revocable Trust, dated 11/10/03
	Name:	Ranie W. Pendarvis
Title:

STOCKHOLDERS AGREEMENT

VIRTUAL RADIOLOGIC CONSULTANTS, INC.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year indicated above.

COMMON STOCKHOLDERS:

William Blair & Company, L.L.C.

By:	/s/ Kelly J. Martin
	Name:	Kelly J. Martin
	Title:	Principal

STOCKHOLDERS AGREEMENT

VIRTUAL RADIOLOGIC CONSULTANTS, INC.

EXHIBIT A

COMMON STOCKHOLDERS

Brent Backhaus

Sean O. Casey, M.D.

David L. Hunter

Eduard Michel

Gary Weiss

Kirk M. Brown or Sally de Zwaan, Trustees for the Brown de Zwaan Investment Trust

Ranie W. Pendarvis, Trustee for the Ranie W. Pendarvis Revocable Trust

William Blair & Company, L.L.C.

STOCKHOLDERS AGREEMENT

VIRTUAL RADIOLOGIC CONSULTANTS, INC.

EXHIBIT B

MAJOR STOCKHOLDERS

Generation Capital Partners II LP

Generation Members’ Fund II LP

Mach II Limited Partnership

Mach Capital L.P.

Brent Backhaus

Sean O. Casey, M.D.

David L. Hunter

Eduard Michel

Gary Weiss

Kirk M. Brown or Sally de Zwaan, Trustees for the Brown de Zwaan Investment Trust

Ranie W. Pendarvis, Trustee for the Ranie W. Pendarvis Revocable Trust

STOCKHOLDERS AGREEMENT

VIRTUAL RADIOLOGIC CONSULTANTS, INC.

EXHIBIT C

Joinder Agreement

The undersigned is executing and delivering this Joinder Agreement pursuant to the Stockholder Agreement dated as of May     , 2005 (the “Stockholder Agreement”), among Virtual Radiologic Consultants, Inc., a Delaware corporation (the “Company”), and the Stockholders named therein.

By executing and delivering this Joinder Agreement to the Company, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of, and recognized that the undersigned will receive the benefits of the Stockholder Agreement in the same manner as if the undersigned were an original signatory to such agreement.

The undersigned agrees that he shall be a Stockholder as such term is defined in the Stockholders Agreement.

Accordingly, the undersigned has executed and delivered this Joinder Agreement as of the      day of         ,             .

Signature of [Stockholder]

Print Name of [Stockholder]

STOCKHOLDERS AGREEMENT

VIRTUAL RADIOLOGIC CONSULTANTS, INC.